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DEPARTMENT OF HEALTH & HUMAN SERVICES                Public Health Service

                                                     Food and Drug
                                                     Administration
                                                     9200 Corporate Boulevard
                                                     Rockville MD 20850


JAN 27 2000

Mr. Al Memmolo.
Director, Quality Assurance and
 Regulatory Affairs
AccuLase, Inc.
2431 Impala Drive
Carlsbad, California 92008

Re:                 K992914
                    Trade Name: Excimer Laser Phototherapy System, AL7000 Regulatory Class: II
                    Product Code: GEX
                    Dated: November 24,1999
                    Received: November 29, 1999

Dear Mr. Memmolo:

We have reviewed your Section 510(k) notification of intent to market the device referenced above and we have determined the device is substantially equivalent (for the indications for use stated in the enclosure.) to devices marketed in interstate commerce prior to May 28, 1976, the enactment date of the Medical Device Amendments, or to devices that have been reclassified in accordance with the provisions of the Federal Food, Drug, and Cosmetic Act (Act). You may, therefore, market the device, subject to the general controls provisions of the Act. The general controls provisions of the Act include requirements for annual registration, listing of devices, good manufacturing practice, labeling, and prohibitions against misbranding and adulteration.

If your device is classified (see above) into either class II (Special Controls) or class III (Premarket Approval), it may be subject to such additional controls. Existing major regulations affecting your device can be found in the CODE OF FEDERAL REGULATIONS, Title 21, Parts 800 to 895. A substantially equivalent determination assumes compliance with the current Good Manufacturing Practice requirement, as set forth in the Quality System Regulation (QS) for Medical Devices: General regulation (21 CFR Pan 820) and that, through periodic
(QS) inspections, the Food and Drug Administration (FDA) will verify such assumptions. Failure to comply with the GMP regulation may result in regulatory action. In addition, FDA may publish further announcements concerning your device in the FEDERAL REGISTER. Please note: this response to your premarket notification submission does not affect any obligation you might have under sections 531 through 542 of the Act for devices under the Electronic Product Radiation Control provisions, or other Federal laws or regulations.

This letter will allow you to begin marketing your device as described in your 510(k) premarket notification. The FDA finding of substantial equivalence of your device to a legally marketedpredicate device results in a classification for your device and thus, permits your device, to proceed to the market.

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If you desire specific advice for your device on our labeling regulation (21 CFR
Part 801 and additionally 809.10 for IN VITRO diagnostic devices), please contact the Office of Compliance at (301) 594-4595. Additionally, for questions on the promotion and advertising of your device, please contact the Office of Compliance at (301) 594-4639. Also, please note the regulation entitled, "Misbranding by reference to premarket notification" (21 CFR 807.97). Other general information on your responsibilities under the Act may be obtained from the Division of Small Manufacturers Assistance at its toll-free number (800) 638-2041 or (301) 443-6597 or at its internet address "http://www.fda.gov/cdrh/dsmamain.htad".

                                            Sincerely yours,


                                            James E. Dillard III
                                            Acting Director
                                            Division of General and
                                             Restorative Devices
                                            Office of Device Evaluation
                                             Center for Devices and
                                             Radiological Health
Enclosure